Exhibit 3.1

GOVERNMENT PROPERTIES INCOME TRUST

ARTICLES OF AMENDMENT

Government Properties Income Trust, a Maryland real estate investment trust (the “Trust”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Declaration of Trust of the Trust is hereby amended by deleting the second sentence of Section 6.1 of Article VI in its entirety and substituting in lieu thereof a new sentence to read as follows:

“The Trust has authority to issue 150,000,000 Shares, consisting of 150,000,000 common shares of beneficial interest, $.01 par value per share (“Common Shares”).”

SECOND:  The amendment to the Declaration of Trust of the Trust as set forth above has been duly approved by the Board of Trustees of the Trust.  Pursuant to Section 8-203(a)(8) of the Maryland REIT Law and Article VI, Section 6.1 of the Declaration of Trust of the Trust, no shareholder approval was required.

THIRD:  The total number of shares of beneficial interest which the Trust had authority to issue immediately prior to this amendment was 100,000,000, consisting of 100,000,000 common shares, $.01 par value per share, having an aggregate par value of $1,000,000.

FOURTH:  The total number of shares of beneficial interest which the Trust has authority to issue pursuant to this amendment is 150,000,000, consisting of 150,000,000 common shares, $.01 par value per share, having an aggregate par value of $1,500,000.

FIFTH:  The undersigned President acknowledges these Articles of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trust has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary on this 28th day of June, 2017.

ATTEST:		GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Jennifer B. Clark	By:	/s/ David M. Blackman
	Jennifer B. Clark		David M. Blackman
	Secretary		President

[Signature Page to Articles of Amendment of Government Properties Income Trust]